SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2002

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

           On December 2, 2002, the Federal Trade Commission granted early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the pending acquisition by Borland Software Corporation (“Borland”) of TogetherSoft Corporation (“TogetherSoft”).

           The transaction remains subject to approval by the California Commissioner of Corporations after a fairness hearing, approval by TogetherSoft stockholders and other customary closing conditions. The transaction is currently expected to close in January, 2003.

           On December 3, 2002, Borland issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing early termination of the required waiting period under the HSR Act.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release of Borland Software Corporation dated December 3, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: December 3, 2002	By: /s/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice President–Law & Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Borland Software Corporation date December 3, 2002.